UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

KLX ENERGY SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas 77056
(Address of Principal Executive Offices)

(832) 844-1015
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.
On September 22, 2022, KLX Energy Services Holdings, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement, with certain of its subsidiaries party thereto, as guarantors, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and the lender party thereto (the “Third Amendment”)., which amends that certain Credit Agreement, dated as of August 10, 2018, with JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and an issuing lender and the other lenders and issuing lenders party thereto from time to time (as amended, the “Credit Agreement”).
The Third Amendment, among other things, (i) extends the maturity date of the Credit Agreement by a year from September 14, 2023 to September 15, 2024, (ii) increases the applicable margin by 0.50%, (iii) replaces LIBOR as the benchmark rate with Term SOFR, (iv) provides the Company with the ability to redeem, repurchase, defease or otherwise satisfy its outstanding senior secured notes using proceeds of equity issuances or by converting or exchanging such secured notes for equity, (v) resets consolidated EBITDA solely for purposes of calculating the springing fixed charge coverage ratio (FCCR) to be annualized beginning with the fiscal quarter ended as of June 30, 2022 until the fourth fiscal quarter ended thereafter (provided that fixed charges will continue to be calculated on a trailing-twelve month basis), (vi) requires that, after giving effect to any borrowing and the use of proceeds thereof, the Company not have more than $35,000,000 in excess cash on its balance sheet and (vii) increases the availability trigger for a cash dominion event.
The foregoing description of the Third Amendment is only a summary and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 incorporated by reference herein.
Following entry into the Third Amendment, the Company may, at any time and from time to time, seek to retire or purchase outstanding senior secured notes in open-market purchases, privately negotiated transactions or otherwise, or convert or exchange such secured notes for equity, depending on prevailing market conditions, liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.
Item 2.02 Results of Operations and Financial Condition.
On September 28, 2022, the Company issued a press release (the “Press Release”) to announce the amendment and extension of the Credit Agreement, provide updated financial information as of August 31, 2022, and revise its guidance for the third quarter of 2022. The Company is hereby furnishing the Press Release, which is included as Exhibit 99.1 hereto, pursuant to Item 2.02 of Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.     Regulation FD Disclosure.
The information set forth under Item 2.02 above is incorporated by reference into this Item 7.01.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit
No.	Description
10.1
Third Amendment, dated as of September 22, 2022, to Credit Agreement, dated as of August 10, 2018, by and among KLX Energy Services Holdings, Inc., the Subsidiary Guarantors party thereto, the several Lenders and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent.

99.1	Press Release, dated September 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX Energy Services Holdings, Inc.

By:	/s/ Christopher J. Baker
Name:	Christopher J. Baker
Title:	President and Chief Executive Officer
Date:	September 28, 2022